As filed with the Securities and Exchange Commission on August 20, 1997
                                            Registration No. 333-
============================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                     ____________________________

                               FORM S-8

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                          ___________________

                         NINE WEST GROUP INC.
        (Exact name of registrant as specified in its charter)

           Delaware                                     06-1093855
(State or other jurisdiction of            (I.R.S Employer Identification No.)
 incorporation or organization)

         9 West Broad Street,
     Stamford, Connecticut                                 06902
(Address of principal executive offices)                (Zip Code)
                     _____________________________

                         NINE WEST GROUP INC.
                      FIRST AMENDED AND RESTATED
                    1994 LONG-TERM PERFORMANCE PLAN
                       (Full title of the Plan)
                     _____________________________

                          JOEL K. BEDOL, ESQ.
               Senior Vice President and General Counsel
                         Nine West Group Inc.
                          9 West Broad Street
                      Stamford, Connecticut 06902
                (Name and address of agent for service)
Telephone number, including area code, of agent for service: (203) 328-4386
                     _____________________________


                   CALCULATION OF REGISTRATION FEE
==============================================================================

  Title of          Amount      Proposed Maximum   Proposed Maximum       Amount of
Securities to       to be        Offering Price       Aggregate         Registration
be Registered     Registered      Per Share (1)    Offering Price(1)        Fee
-------------    ------------   ----------------   -----------------   --------------
 Common Stock,     3,500,000
$.01 par value     shares (2)       $39.96875         $139,890,625       $42,391.10

===============================================================================

(1) Estimated solely for purposes of computing the registration fee pursuant to the provisions of Rule 457(h), based upon the average of the high and low prices per share as reported on the New York Stock Exchange on August 14, 1997.

                         Page 1  of  8  Pages
                    Exhibit Index appears on Page 5



                           EXPLANATORY NOTE

   The purpose of this Registration Statement on Form S-8 is to register an additional 3,500,000 shares of Common Stock, $.01 par value (the "Common Stock") of Nine West Group Inc. (the "Company") to be issued under the Nine West Group Inc. First Amended and Restated 1994 Long-Term Performance Plan (the "Plan"). The contents of the Company's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission (the "Commission") on March 11, 1996 (Commission File No. 333-2262), which became effective on such date, relating to the registration of shares of Common Stock authorized for issuance under the Plan, are incorporated by reference herein in accordance with General Instruction E to Form S-8.


Item 8.  Exhibits.

   See Exhibit Index.

















                           [Signature Page follows]

                                   SIGNATURES

   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on August 19, 1997.

                              NINE WEST GROUP INC.


                        By:   /s/Robert C. Galvin
                              --------------------
                              Robert C. Galvin
                              Executive Vice President, Chief
                              Financial Officer and Treasurer

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Galvin, Jeffrey K. Howald and Joel K. Bedol and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the within registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                            Date
---------                          -----                            ----

/s/ Jerome Fisher           Chairman of the Board and          August 19, 1997
--------------------------  Director (Principal Executive
Jerome Fisher               Officer)


/s/ Vincent Camuto          Chief Executive Officer and        August 19, 1997
--------------------------  Director (Principal Executive
Vincent Camuto              Officer)


/s/ Robert C. Galvin        Executive Vice President,          August 19, 1997
--------------------------  Chief Financial Officer and
Robert C. Galvin            Treasurer (Principal Financial
                            Officer and Principal
                            Accounting Officer)

Signature                          Title                            Date
---------                          -----                            ----

/s/ C. Gerald Goldsmith     Director                           August 19, 1997
--------------------------
C. Gerald Goldsmith


/s/ Salvatore M. Salibello  Director                           August 19, 1997
--------------------------
Salvatore M. Salibello


/s/ Henry W. Pascarella     Director                           August 19, 1997
--------------------------
Henry W. Pascarella

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.   Description                                             Page
-----------   -----------                                             ----

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-47556))

4.2            Second Amended and Restated By-laws of the Company
               (incorporated by reference to Exhibit 3.2 to the
               Registrant's Current Report on Form 8-K dated May 23,
               1995)

4.3 Nine West Group Inc. First Amended and Restated 1994 Long-Term Performance Plan (incorporated by reference to Appendix A to the Registrant's Proxy Statement dated April 17, 1996 (File No. 1-11161))

4.4 Specimen stock certificate for shares of Common Stock, $.01 par value, of the Registrant (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K dated April 30, 1997)

5              Opinion of counsel                                        6

23.1           Consent of Deloitte & Touche LLP                          7

23.2           Consent of Arthur Andersen LLP                            8

23.3           Consent of counsel (included in Exhibit 5 hereof)

24             Power of Attorney (included on signature page hereof)